Exhibit 99.B(g)(1)(c)

AMENDMENT AND JOINDER TO

THE MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT

This Amendment and Joinder is made on August 24, 2016 (“Amendment”) by and between, severally and not jointly, (i) Victory Portfolios, Victory Portfolios II, Victory Variable Insurance Funds, and Victory Institutional Funds, each a Delaware Statutory Trust, located in Delaware (each a “Trust”) on behalf of each Fund listed underneath the name of that Trust on the attached Funds Appendix, severally and not jointly (each a “Fund” and collectively, with each Trust, acting on behalf of such Funds, the “Client”), and (ii) Citibank, N.A., acting as global custodian through its offices located in New York (“Custodian”).

RECITALS

WHEREAS, reference is hereby made to that certain Master Global Custodial Services Agreement, dated as of August 19, 2015 (as amended, restated, supplemented or otherwise modified from time to time) (the “Custody Agreement”) by and between (i) the Custodian and (ii) Victory Portfolios, Victory Portfolios II, and the Funds in the then-listed Funds Appendix, (collectively, “Original Client”), together with any other entity who may become a party thereto from time to time pursuant to a separate joinder or amendment;

WHEREAS, Victory Portfolios and Victory Variable Insurance Funds wish to obtain custodial services for each respective New Fund from the Custodian under precisely the same terms and conditions as agreed to between the Original Client and the Custodian under the Custody Agreement; and

WHEREAS, the parties wish to replace the existing Funds Appendix.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1                 ADDITION OF VICTORY PORTFOLIOS FUNDS.

1.1                   The Custodian agrees to provide global custodial services to Victory Portfolios and Victory Variable Insurance Funds, on behalf of each respective New Fund, under and agrees, as of the date hereof, to be bound by the terms, conditions, and provisions of the Custody Agreement as if signed directly and separately between (i) the Custodian and (ii) Victory Portfolios and Victory Variable Insurance Funds, on behalf of each respective New Fund.

1.2                   The following funds are added to the Funds Appendix under “Victory Portfolios” (each a “New Fund”):

1.	Victory Floating Rate Fund	12.	Victory RS Mid Cap Growth Fund
2.	Victory Global Natural Resources Fund	13.	Victory RS Partners Fund
3.	Victory High Income Municipal Bond Fund	14.	Victory RS Science and Technology Fund
4.	Victory High Yield Fund	15.	Victory RS Select Growth Fund
5.	Victory INCORE Investment Quality Bond Fund	16.	Victory RS Small Cap Equity Fund
6.	Victory INCORE Low Duration Bond Fund	17.	Victory RS Small Cap Growth Fund
7.	Victory RS Global Fund	18.	Victory RS Value Fund
8.	Victory RS Growth Fund	19.	Victory Sophus China Fund
9.	Victory RS International Fund	20.	Victory Sophus Emerging Markets Fund
10.	Victory RS Investors Fund	21.	Victory Sophus Emerging Markets Small Cap Fund
11.	Victory RS Large Cap Alpha Fund	22.	Victory Strategic Income Fund
		23.	Victory Tax-Exempt Fund

1.3                   The following funds are added to the Funds Appendix under “Victory Variable Insurance Funds” (each also a “New Fund”):

1.	Victory High Yield VIP Series	5.	Victory RS Large Cap Alpha VIP Series
2.	Victory INCORE Investment Quality Bond VIP Series	6.	Victory RS Small Cap Growth Equity VIP Series
3.	Victory INCORE Low Duration Bond VIP Series	7.	Victory S&P 500 Index VIP Series
4.	Victory RS International VIP Series	8.	Victory Sophus Emerging Markets VIP Series

1.4                   Victory Portfolios and Victory Variable Insurance Funds, on behalf of each respective New Fund, each (i) confirms that it has received a copy of the Custody Agreement, Amendment and Joinder dated August 19, 2015, and Amendment and Joinder dated July 18, 2016, (ii) agrees and confirms that, by its execution of this Amendment, each shall (a) be automatically deemed to be a party to the Custody Agreement, separate and independent from the Original Client or any other entity who becomes a party pursuant to any other joinder or amendment and (b) have all of the rights and obligations of a Client thereunder as if it had executed the Custody Agreement as the Original Client, and (iii) ratifies as of the date hereof, and agrees to be bound by, all of the terms, provisions, and conditions contained in the Custody Agreement applicable to it to the same effect as if it was an original party thereto.

1.5                   For the sake of clarity, Victory Portfolios and Victory Variable Insurance Funds, on behalf of each respective New Fund, and the Custodian each hereby makes the representations and warranties required by such party contained in Section 9 of the Custody Agreement as of the date of this Amendment and as if such representations and warranties were applicable to it.

2                 NEW FUNDS APPENDIX. The Funds Appendix is deleted and replaced with the Funds Appendix attached hereto as Exhibit 1.

3                 MISCELLANEOUS.

3.1                   This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the jurisdiction of the State of New York.

3.2                   This Amendment supplements and amends the Custody Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Custody Agreement or any provisions of the Custody Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

3.3                   This Amendment and the Custody Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and the Custody Agreement.

3.4                   Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

3.5                   This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

3.6                   In the event the Custody Agreement is terminated between the Custodian and a Client under the Custody Agreement, the Custody Agreement as in effect between the Custodian and the remaining Clients shall continue in full force and effect unless and until either party hereto terminates such agreement in accordance with the terms therein.

3.7                   The terms “Victory Portfolios”, “Victory Portfolios II”, “Victory Variable Insurance Funds” and “Victory Institutional Funds” refer to the trusts created under the Trust Instruments and Amended and Restated Agreement and Declaration of Trust, as amended, as applicable, to which reference is hereby made and copies of which are on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed.  The obligations of Victory Portfolios, Victory Portfolios II, Victory Variable Insurance Funds and Victory Institutional Funds entered into in the name or on behalf thereof by any of their Trustees, representatives or agents are not made individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust.  All persons dealing with a Trust or a Fund must look solely to the assets of that Trust or that Fund severally, and not jointly, for the enforcement of any claims against a Trust or Fund.  The Custody Agreement is made by Victory Portfolios, Victory Portfolios II, Victory Variable Insurance Funds and Victory Institutional Funds each on behalf of their Funds listed on the Funds Appendix, severally and not jointly, and the assets of any one Fund or Trust shall not be used to offset the liabilities of any other Fund or Trust.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

CITIBANK, N.A.		VICTORY PORTFOLIOS ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Jay Martin	By:	/s/ Christopher K. Dyer

Name:	Jay Martin	Name:	Christopher K. Dyer

Title:	Vice President	Title:	President

VICTORY PORTFOLIOS II ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY		VICTORY VARIABLE INSURANCE FUNDS ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Christopher K. Dyer	By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer	Name:	Christopher K. Dyer

Title:	President	Title:	President

VICTORY INSTITUTIONAL FUNDS ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer

Title:	President

A. Victory Portfolios

1.	Victory Sycamore Established Value Fund	28.	Victory High Income Municipal Bond Fund
2.	Victory Ohio Municipal Bond Fund	29.	Victory High Yield Fund
3.	Victory Diversified Stock Fund	30.	Victory INCORE Investment Quality Bond Fund
4.	Victory Strategic Allocation Fund	31.	Victory INCORE Low Duration Bond Fund
5.	Victory NewBridge Large Cap Growth Fund	32.	Victory RS Global Fund
6.	Victory Sycamore Small Company Opportunity Fund	33.	Victory RS Growth Fund
7.	Victory Special Value Fund	34.	Victory RS International Fund
8.	Victory National Municipal Bond Fund	35.	Victory RS Investors Fund
9.	Victory INCORE Fund for Income	36.	Victory RS Large Cap Alpha Fund
10.	Victory INCORE Investment Grade Convertible Fund	37.	Victory RS Mid Cap Growth Fund
11.	Victory Integrity Discovery Fund	38.	Victory RS Partners Fund
12.	Victory Integrity Mid-Cap Value Fund	39.	Victory RS Science and Technology Fund
13.	Victory Integrity Small/Mid-Cap Value Fund	40.	Victory RS Select Growth Fund
14.	Victory Integrity Small-Cap Value Fund	41.	Victory RS Small Cap Equity Fund
15.	Victory Munder Multi-Cap Fund	42.	Victory RS Small Cap Growth Fund
16.	Victory S&P 500 Index Fund	43.	Victory RS Value Fund
17.	Victory Munder Mid-Cap Core Growth Fund	44.	Victory Sophus China Fund
18.	Victory INCORE Total Return Bond Fund	45.	Victory Sophus Emerging Markets Fund
19.	Victory Munder Small Cap Growth Fund	46.	Victory Sophus Emerging Markets Small Cap Fund
20.	Victory Closed Fund Class Action	47.	Victory Strategic Income Fund
21.	Victory Newbridge Global Equity Fund	48.	Victory Tax-Exempt Fund
22.	Victory Expedition Emerging Markets Small Cap Fund
23.	Victory Trivalent International Fund—Core Equity
24.	Victory Trivalent International Small-Cap Fund
25.	Victory Trivalent Emerging Markets Small-Cap Fund
26.	Victory Floating Rate Fund
27.	Victory Global Natural Resources Fund

B. Victory Portfolios II		C. Victory Variable Insurance Funds

1.	Victory CEMP Global High Dividend Defensive Fund	1.	Victory Variable Insurance Diversified Stock Fund
2.	Victory CEMP Alternative Strategies Fund	2.	Victory High Yield VIP Series
3.	Victory CEMP US 500 Volatility Wtd Index Fund	3.	Victory INCORE Investment Quality Bond VIP Series
4.	Victory CEMP US Small Cap Volatility Wtd Index Fund	4.	Victory INCORE Low Duration Bond VIP Series
5.	Victory CEMP International Volatility Wtd Index Fund	5.	Victory RS International VIP Series
6.	Victory CEMP US 500 Enhanced Volatility Wtd Index Fund	6.	Victory RS Large Cap Alpha VIP Series
7.	Victory CEMP International Enhanced Volatility Wtd Index Fund	7.	Victory RS Small Cap Growth Equity VIP Series
8.	Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund	8.	Victory S&P 500 Index VIP Series
9.	Victory CEMP Commodity Volatility Wtd Index Strategy Fund	9.	Victory Sophus Emerging Markets VIP Series
10.	Victory CEMP Market Neutral Income Fund
11.	Victory CEMP Long/Short Strategy Fund	D. Victory Institutional Funds
12.	Victory CEMP US EQ Income Enhanced Volatility Wtd Index Fund	1.	Victory Institutional Diversified Stock Fund